UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 12, 2026

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AHT	New York Stock Exchange
Preferred Stock, Series D	AHT-PD	New York Stock Exchange
Preferred Stock, Series F	AHT-PF	New York Stock Exchange
Preferred Stock, Series G	AHT-PG	New York Stock Exchange
Preferred Stock, Series H	AHT-PH	New York Stock Exchange
Preferred Stock, Series I	AHT-PI	New York Stock Exchange
Preferred Stock Repurchase Rights		New York Stock Exchange

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a) On May 12, 2026, Ashford Hospitality Trust, Inc. (the “Company”) held its Annual Meeting. As of March 16, 2026, the record date for the Annual Meeting, there were 6,476,491 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 3,795,002 shares, or approximately 59% of the eligible voting shares, were represented either in person or by proxy.
(b) At the Annual Meeting, the stockholders voted on the following items:
1. Proposal One – To elect six nominees to the board of directors of the Company (the “Board”) to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified:

Name	For	Against	Abstain	Broker Non-Votes
Monty J. Bennett	529,791	1,774,505	3,535	1,487,171
Amish Gupta	552,043	1,734,308	21,480	1,487,171
David W. Johnson	548,169	1,734,359	25,303	1,487,171
Frederick J. Kleisner	399,372	1,881,937	26,522	1,487,171
Sheri L. Pantermuehl	546,161	1,741,399	20,271	1,487,171
Stephen Zsigray	583,393	1,704,089	20,349	1,487,171
Each director nominee (the “Director Nominees”) named above was not elected at the Annual Meeting as they did not receive a majority of votes cast in favor of their election. In accordance with the director resignation policy set forth in Section IX of the Company’s Corporate Governance Guidelines (the “Guidelines”), each of the Director Nominees tendered their resignation as a director for consideration by the Nominating and Corporate Governance Committee of the Board and for the ultimate decision of the Board. The Nominating and Corporate Governance Committee recommended, after due consideration, that the Board should not accept any of the Director Nominees’ tendered resignations and the Board did not accept such resignations. As a result, each of the Director Nominees will continue serving on the Board.
In determining whether to accept or reject the Director Nominees’ tendered resignations, the Board evaluated the resignations in light of the best interests of the Company and its stockholders, and considered all factors that may be relevant, including those set forth in the Guidelines.
2. Proposal Two – To obtain advisory approval of the Company’s executive compensation. This proposal was not approved by the votes indicated below:

For	Against	Abstain	Broker Non-Votes
463,623	1,807,515	36,693	1,487,171

3. Proposal Three – To ratify the appointment of BDO USA, P.C., a national public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2026. This proposal was approved by the votes indicated below:

For	Against	Abstain
2,648,938	759,700	386,364
4. Proposal Four – To approve Amendment No. 6 to the Company’s 2021 Stock Incentive Plan. This proposal was not approved by the votes indicated below:

For	Against	Abstain	Broker Non-Votes
587,906	1,662,867	57,058	1,487,171

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD HOSPITALITY TRUST, INC.

Dated: May 15, 2026	By:	/s/ Jim Plohg
Jim Plohg
Executive Vice President, General Counsel & Secretary